SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): AUGUST 10, 2005


                           TOMMY HILFIGER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


  BRITISH VIRGIN ISLANDS           1-11226               98-0372112
      (State or other         (Commission File         (IRS Employer
      jurisdiction of               Number)        Identification Number)
      incorporation)

    9/F, NOVEL INDUSTRIAL BUILDING, 850-870 LAI CHI KOK ROAD, CHEUNG SHA WAN,
                               KOWLOON, HONG KONG
                    (Address of principal executive offices)

                                  852-2216-0668
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 10, 2005, Tommy Hilfiger Corporation (the "Company"), Tommy Hilfiger U.S.A., Inc. and David F. Dyer, President and Chief Executive Officer of the Company, entered into an agreement, at Mr. Dyer's initiative, that waives certain bonus payments and salary increases he would otherwise have been contractually entitled to receive under his August 2003 employment agreement. Mr. Dyer had initiated discussions with the Compensation Committee of the Company's Board of Directors last year about his request for these waivers in order to better align with the Company's employee compensation structure in view of what he believed was good management practice at a time of corporate repositioning.

     To that end, under the terms of the waiver, Mr. Dyer (i) acknowledges his waiver of $125,000 of his bonus for the fiscal year ended March 31, 2005 that he was otherwise entitled to receive under the employment agreement so that his bonus payout aligned and was consistent with the percentage of target payouts of other employees of the Company; (ii) acknowledges his waiver of the $37,500 increase in his annual base salary that was to have taken effect pursuant to his employment agreement beginning on October 1, 2004; and (iii) waives the additional $51,500 increase in his annual base salary that would otherwise take effect pursuant to his employment agreement on October 1, 2005, which was calculated on the basis that the scheduled October 2004 salary increase was not, in fact, waived. In addition, Mr. Dyer, in his sole discretion, may waive the increase in his base salary that will be due on October 1, 2006 as well as portions of any bonus for the fiscal years ending March 31, 2006 and 2007 that may be payable under the bonus calculation formula in his employment agreement.

     The waiver stipulates that the waived amounts will not be repaid, with the only exception being if Mr. Dyer's employment were to be terminated by the Company prior to the March 31, 2007 term of his employment agreement without cause or by Mr. Dyer for good reason (as such terms are defined in his employment agreement). However, in no event will the waived amounts be paid if Mr. Dyer's employment is terminated following or in connection with a change of control (as defined in the employment agreement). Solely for purposes of calculating the amount of any severance payments payable to Mr. Dyer under the employment agreement following termination of his employment, he will be treated as if his annual base salary rate were the amount that would have been payable to him under the employment agreement in the absence of his waivers.

    A copy of the waiver agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference. A copy of Mr. Dyer's employment agreement was filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     10.1 Waiver, dated August 10, 2005, by and among David F. Dyer, Tommy Hilfiger Corporation and Tommy Hilfiger U.S.A., Inc.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                               TOMMY HILFIGER CORPORATION


                               By:  /S/ JOSEPH SCIROCCO
                                  ----------------------------------------------
                                    Name:   Joseph Scirocco
                                    Title:  Chief Financial Officer, Executive
                                            Vice President and Treasurer

Date: August 12, 2005

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

10.1 Waiver Agreement, dated August 10, 2005, by and among David F. Dyer, Tommy Hilfiger Corporation and Tommy Hilfiger U.S.A., Inc.